                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         Marten Transport, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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
                   [LOGO]

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Marten Transport, Ltd. The meeting will be held on Tuesday, May 13, 1997, at 4:00 p.m. local time, at the Roger Marten Community Center, 120 S. Franklin Street, Mondovi, Wisconsin.

    We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

    We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Very truly yours,

                                          /s/ Randolph L. Marten

                                          Randolph L. Marten
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                            AND CHIEF OPERATING OFFICER

April 11, 1997

                             MARTEN TRANSPORT, LTD.
                               129 MARTEN STREET
                            MONDOVI, WISCONSIN 54755

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997

                            ------------------------

TO THE STOCKHOLDERS OF MARTEN TRANSPORT, LTD.:

    The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on Tuesday, May 13, 1997, at 4:00 p.m. local time, at the Roger Marten Community Center, 120 S. Franklin Street, Mondovi, Wisconsin, for the following purposes:

    1. To elect five directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

    3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

    Only stockholders of record as shown on the books of the Company at the close of business on March 26, 1997 will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Mark A. Kimball

                                          Mark A. Kimball
                                          SECRETARY

April 11, 1997

                             MARTEN TRANSPORT, LTD.
                               129 MARTEN STREET
                            MONDOVI, WISCONSIN 54755

                             ---------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1997

                            ------------------------

                                  INTRODUCTION

    The Annual Meeting of Stockholders of Marten Transport, Ltd. (the "Company") will be held on May 13, 1997, at 4:00 p.m. local time, at the Roger Marten Community Center, 120 S. Franklin Street, Mondovi, Wisconsin, or at any adjournment thereof, for the purposes set forth in the Notice of Meeting.

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

    Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Written notice of revocation may be given prior to the Annual Meeting, or a shareholder may appear at the Annual Meeting and give written notice of revocation prior to use of the proxy.

    The Company expects that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to stockholders on or about April 11, 1997.

                                VOTING OF SHARES

    Only holders of Common Stock of record at the close of business on March 26, 1997 will be entitled to vote at the Annual Meeting. On March 26, 1997 the Company had 2,959,616 shares of Common Stock outstanding, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock (1,479,809 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects votes withheld from director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter (I.E., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    Because the five director nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will be elected as directors, votes that are withheld from the election of director nominees will be excluded entirely from the vote and will have no effect. Each of the other proposals described in this Proxy Statement requires the approval of a majority of the shares voting in person or by proxy on that proposal. Shares voted as abstaining on any of these proposals will be treated as voting shares that were not cast in favor of the proposal, and thus will be counted as votes against the particular proposal. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not voting on that matter, and thus will not be counted in determining whether that matter has been approved.

    Shares of Common Stock represented by properly executed proxy cards will be voted in accordance with the choices specified therein. Proxies that are signed by stockholders but that lack any voting instructions will be voted in favor of the election as directors of the nominees for director listed in this Proxy Statement, in favor of the other proposals described in this Proxy Statement and, with respect to any other business that may properly come before the Annual Meeting, according to the judgment of the proxies named on the proxy card.

                             ELECTION OF DIRECTORS
                                   PROPOSAL 1

NOMINATION

    The Bylaws of the Company provide that the Board shall consist of at least one member, or such other number as may be determined by the Board of Directors or by the shareholders. The Board of Directors has determined that there will be five directors of the Company elected at the Annual Meeting.

    The Board of Directors has nominated five persons, each of whom is named below. If elected, such individuals will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors. All of the nominees, other than Jerry M. Bauer, were elected at last year's Annual Meeting of Stockholders. Mr. Bauer was elected by the Board to fill a vacancy on the Board on January 30, 1997.

    The Board recommends a vote FOR the election of each of the nominees listed below. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors at the meeting by the holders of the Common Stock entitled to vote at the meeting will be elected as directors. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve at the time of the Annual Meeting. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

INFORMATION ABOUT NOMINEES

    The following information has been furnished to the Company by the respective nominees for director.

    NAMES OF NOMINEES       AGE                  PRINCIPAL OCCUPATION                   DIRECTOR SINCE
-------------------------   ---   --------------------------------------------------   ----------------
Randolph L. Marten          44    Chairman of the Board, President and Chief                  1980
                                  Operating Officer of Marten Transport, Ltd.

Darrell D. Rubel            52    Executive Vice President, Chief Financial Officer,          1983
                                  Treasurer and Assistant Secretary of Marten
                                  Transport, Ltd.

Larry B. Hagness            47    President, Durand Builders Service, Inc., Durand,           1991
                                  Wisconsin

Thomas J. Winkel            54    Management Consultant                                       1994

Jerry M. Bauer              45    President, Bauer Built, Incorporated, Durand,               1997
                                  Wisconsin

OTHER INFORMATION ABOUT NOMINEES

    RANDOLPH L. MARTEN has been a full time employee of the Company since 1974. Mr. Marten has been a Director of the Company since October 1980, its President and Chief Operating Officer since June 1986 and its Chairman of the Board since August 1993. Mr. Marten was Vice President of the Company from October 1980 to June 1986.

    DARRELL D. RUBEL has been a Director of the Company since February 1983, its Chief Financial Officer since January 1986, its Treasurer since June 1986 and its Executive Vice President since May 1993. Mr. Rubel was also Secretary of the Company from June 1986 until August 1987 and Vice President from January 1986 until May 1993 and has been Assistant Secretary since August 1987.

    LARRY B. HAGNESS has been a Director of the Company since July 1991. Mr. Hagness has been the President of Durand Builders Service, Inc., a retail lumber/home center outlet and general contractor, since 1978. Mr. Hagness has been the President of Main Street Graphics, a commercial printing company, since 1985.

    THOMAS J. WINKEL has been a Director of the Company since April 1994. Since January 1994, Mr. Winkel has been a management and financial consultant and private investor. He also serves as interim President, Chief Executive Officer and Chief Financial Officer of Advanced Bionics, Inc., a new medical device start up company. From 1990 to 1994, Mr. Winkel was the majority owner, Chairman of the Board, Chief Executive Officer and President of Road Rescue, Inc., a manufacturer of emergency response vehicles. From 1966 to 1990, Mr. Winkel served in various professional capacities with Arthur Andersen & Co., the last six years as Managing Partner of its St. Paul office. Mr. Winkel is also a director of Featherlite Mfg. Inc.

    JERRY M. BAUER was elected as a Director of the Company by the Board of Directors on January 30, 1997 in order to fill a vacancy on the Board of Directors. Mr. Bauer has been the President of Bauer Built, Incorporated since 1976. Bauer Built is a distributor of new and retreaded tires and related products and services throughout the Midwest, and a distributor of petroleum products in West Central Wisconsin. Mr. Bauer has also served on the Board of Directors of Security National Bank, Durand, Wisconsin, since 1992.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

    The Company's Board of Directors held four meetings during 1996. All of the directors attended 75% or more of the meetings of the Board of Directors during 1996.

    The Board of Directors has established an Audit Committee and a Compensation Committee, both of which currently consist of Mr. Hagness, Mr. Winkel and Mr. Bauer. The Board of Directors has not established a Nominating Committee.

    The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to the accounting, auditing, operating and reporting practices of the Company. The Audit Committee reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. During 1996, the Audit Committee met four times.

    The Compensation Committee reviews general programs of compensation and benefits for all employees of the Company and makes recommendations to the Board concerning such matters as compensation to be paid to the Company's officers, directors and key employees. The Compensation Committee also serves as the disinterested committee administering the Company's 1986 Incentive Stock Option Plan, 1986 Non-Statutory Stock Option Plan and the 1995 Stock Incentive Plan. During 1996 the Compensation Committee met one time.

DIRECTOR COMPENSATION

    The Company does not pay fees to directors who are full-time employees of the Company or reimburse them for out-of-pocket expenses in connection with attending Board or committee meetings. The Company generally pays directors who are not full-time employees of the Company a fee of $500 for each Board or committee meeting attended and reimburses them for out-of-pocket expenses incurred while attending Board or committee meetings. In 1996, each of Larry B. Hagness and Thomas J. Winkel received $5,000 in cash compensation for serving on the Board. In 1996, Arnold P. Schultz received $4,000 in cash compensation for serving on the Board. No other director received any cash compensation for services as a director in 1996.

    In addition, upon the initial election to the Board, each non-employee director is entitled to receive an option to purchase 10,000 shares of Common Stock under the Company's 1995 Stock Incentive Plan. These options are issued at an exercise price equal to the fair market value of one share of Common Stock on the date of grant and become exercisable in equal installments of one-third of the total shares subject to the option on each of the first three anniversaries of the date of grant, so long as the director remains a member of the Board of Directors, and expire ten years from the date of grant.

         PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 3, 1997, unless otherwise indicated, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, by each executive officer and by all directors and executive officers of the Company as a group.

                                                     SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED(1)
                                            ----------------------------------------
             NAME AND ADDRESS                                           PERCENT OF
           OF BENEFICIAL OWNER                       AMOUNT                CLASS
------------------------------------------  -------------------------  -------------
Estate of Roger R. Marten                        880,000(2)(3)               29.7%
  715 South Barstow Street
  Eau Claire, WI 54702

Randolph L. Marten                               875,050(3)(4)               29.4%
  129 Marten Street
  Mondovi, WI 54755

Heartland Advisors, Inc.                         299,100(5)                  10.1%
  790 North Milwaukee Street
  Milwaukee, WI 53202

FMR Corp.                                        293,900(6)                   9.9%
  82 Devonshire Street
  Boston, MA 02109

Darrell D. Rubel                                  25,000(7)                  *

Larry B. Hagness                                  10,300(8)                  *

Thomas J. Winkel                                  10,500(9)                  *

Timothy P. Nash                                    8,000(10)                 *

Franklin J. Foster                                18,000(11)                 *

Robert G. Smith                                   17,000(12)                 *

All Directors and Executive Officers           1,843,850(2)(3)(4)(13)        60.4%
  as a Group (8 persons)

------------------------

  * Less than 1% of the outstanding shares

 (1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and investment power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such person or group.

 (2) Includes 880,000 shares placed into the Marten Voting Trust (the "Trust") by Roger R. Marten pursuant to the terms of a Voting Trust Agreement dated February 14, 1983, as amended (the

    "Voting Trust Agreement"). Under the Voting Trust Agreement, Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro have been appointed Trustees to vote all of the shares subject to the Trust, except that without the consent of each beneficial owner of the shares to be voted, the Trustees may not vote on any increase in the authorized stock of the Company, the sale, lease or exchange of all or substantially all of the assets of the Company, the consolidation or merger of the Company with or into any other corporation or the dissolution of the Company. Any action to be taken by the Trustees pursuant to the Marten Voting Trust requires an affirmative vote of a majority of the Trustees. The Voting Trust Agreement will expire on December 31, 2012, unless earlier terminated by the Trustees or the beneficial holders of all of the Common Stock held pursuant to the Trust. Effective May 4, 1993, Randolph L. Marten, as subscriber, and Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro, as trustees, entered into an Agreement Regarding Voting Trust Agreement, which becomes effective if the Voting Trust Agreement terminates for any reason. This agreement covers all shares owned by Randolph L. Marten on May 4, 1993 and any shares he acquires after that date, contains the same provisions regarding the voting of shares as the Voting Trust Agreement and also expires on December 31, 2012.

 (3) Roger R. Marten and Randolph L. Marten (both as "Individual Stockholders" and as "Voting Trustees"), the Company, and Darrell D. Rubel (as a "Voting Trustee") entered into a Stock Restriction Agreement dated September 19, 1986, pursuant to which each of the Individual Stockholders agreed not to voluntarily or involuntarily dispose of any of his shares of Common Stock or interest under the Voting Trust Agreement (the "Shares") without the written consent of the other Individual Stockholder. If either Individual Stockholder wishes to dispose of any of his Shares, he must give first the other Individual Stockholder and then the Company a right of first refusal to purchase the Shares at the lower of the price offered by the proposed transferee or a purchase price determined pursuant to the Stock Restriction Agreement. Upon the bankruptcy of an Individual Stockholder or any levy against any of the Shares, the Individual Stockholder must also give this right of first refusal to the other Individual Stockholder and the Company.

 (4) Includes 855,050 shares placed into the Marten Voting Trust, which is described in Note (2) above, by Randolph L. Marten, and 20,000 shares that Mr. Marten has the right to acquire pursuant to outstanding options.

 (5) Heartland Advisors, Inc. ("Heartland") reported in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 1997 that as of December 31, 1996 it was the beneficial owner of 299,100 shares, possessing sole voting power with respect to 256,100 of such shares and sole dispositive power with respect to all of such shares. According to the
    Schedule 13G, the shares reported as beneficially owned by Heartland are held in investment advisory accounts of Heartland and the interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

 (6) FMR Corp. has reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997 that as of December 31, 1996 Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., was the beneficial owner of all such shares through the Fidelity Low-Priced Stock Fund (the "Fund"). The Board of Trustees of the Fund has sole voting power with respect to all such shares. The Fund, FMR Corp. (through its control of Fidelity) and Edward C. Johnson 3rd (Chairman of FMR Corp.) each have the sole power to dispose of the shares owned by the Fund. Mr. Johnson and various Johnson family members and trusts for their benefit may be deemed, by their stock ownership and the execution of a shareholder's voting agreement, to form a controlling group of FMR Corp.

 (7) Does not include 1,735,000 shares placed into the Marten Voting Trust, of which Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro are Trustees. See Notes (2) and (3) above. Includes 10,000 shares that Mr. Rubel has the right to acquire pursuant to outstanding stock options.

 (8) Includes 10,000 shares that Mr. Hagness has the right to acquire pursuant to outstanding options and 300 shares owned by his wife.

 (9) Includes 10,000 shares that Mr. Winkel has the right to acquire pursuant to outstanding options.

(10) Includes 8,000 shares that Mr. Nash has the right to acquire pursuant to outstanding options.

(11) Includes 18,000 shares that Mr. Foster has the right to acquire pursuant to outstanding options.

(12) Includes 17,000 shares that Mr. Smith has the right to acquire pursuant to outstanding options.

(13) Includes an aggregate of 93,000 shares that directors and executive officers have the right to acquire pursuant to outstanding options and 300 shares owned by the wife of Mr. Hagness. Group includes Jerry M. Bauer, who beneficially owns no shares and, until January 30, 1998, has no right to acquire shares pursuant to outstanding options.

                        COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                         -----------------------------------------
                                                                   OTHER ANNUAL         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY       BONUS     COMPENSATION(1)    COMPENSATION(2)
---------------------------------  ----  -----------  ---------  -----------------  -----------------
Randolph L. Marten                 1996  $   220,000  $  --         $    16,078        $       742
  Chairman, President and Chief    1995      220,000     --               9,268                677
  Operating Officer                1994      220,000      5,250          17,635                629

Darrell D. Rubel                   1996      130,000     --              16,078             78,299
  Executive Vice President,        1995      130,000     --               9,268             51,719
  Chief Financial Officer and      1994      132,500      2,100          17,635             27,644
  Treasurer

Timothy P. Nash                    1996      135,000     --             --                   1,194
  Vice President of Sales          1995      135,000     13,500         --                   1,168
                                   1994      135,000      3,850             485              1,134

Robert G. Smith                    1996      105,000     --             --                   1,050
  Vice President of Operations     1995      105,000     10,500         --                   1,155
                                   1994      105,000      2,972           2,400              1,104

------------------------

(1) All reported compensation in the column for Mr. Marten and Mr. Rubel consists of the value of vacations paid for by the Company on behalf of these individuals in 1996, 1995 and 1994, respectively. All reported compensation in the column for Mr. Nash and Mr. Smith consists of reimbursement of personal travel expenses in 1994.

(2) The reported compensation for Mr. Rubel consists of amounts credited to a deferred compensation account in 1996, 1995 and 1994. See "Compensation and Other Benefits--Employment Agreement." All other reported compensation in the column consists of Company contributions to the Company's 401(k) plan in 1996, 1995 and 1994.

OPTION GRANTS AND EXERCISES IN 1996

    No options were granted in the year ended December 31, 1996, and the following table provides information for the year ended December 31, 1996 as to individual grants and exercises of options to purchase shares of the Company's Common Stock by each of the named executive officers.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                     DECEMBER 31, 1996 OPTION VALUES TABLE

                                                                              VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT DECEMBER 31,           DECEMBER 31,
                      SHARES                           1996(#)(1)                  1996($)(2)
                    ACQUIRED ON     VALUE      --------------------------  --------------------------
       NAME         EXERCISE(#)  REALIZED($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------  -----------  ------------  -----------  -------------  -----------  -------------
Randolph L. Marten      --            --           10,000        40,000             0             0
Darrell D. Rubel        15,000       20,405         5,000        20,000             0             0
Timothy P. Nash          3,000       37,500(3)      4,000        16,000             0             0
Robert G. Smith         --            --           13,000        22,000         4,500         3,000

------------------------

(1) The exercise price may be paid in cash or, in the Compensation Committee's discretion, in shares of the Company's Common Stock valued at fair market value on the date of exercise.

(2) Based on the closing sale price on December 31, 1996 of $13.75.

(3) Based on the closing sale price on April 10, 1996 of $16.25.

EMPLOYMENT AGREEMENTS

    On May 1, 1993, the Company entered into a ten-year Employment Agreement with Darrell D. Rubel for the employment of Mr. Rubel as the Company's Executive Vice President, Chief Financial Officer and Treasurer. The Company entered into this Employment Agreement in order to retain the long-term services of Mr. Rubel and to provide stability to the Company due to the failing health of Roger R. Marten, who was the Company's Chief Executive Officer until his death in August 1993. Mr. Rubel is paid annual aggregate cash compensation of $180,000, $130,000 of which is currently paid in base salary and $50,000 of which is credited to a deferred compensation account for Mr. Rubel. The Board of Directors may increase but not decrease the base salary and/or the deferred compensation. The deferred compensation is credited to a special account for Mr. Rubel in equal amounts of $25,000 on June 30 and December 31 of each year, provided that Mr. Rubel is employed by the Company on such dates. Beginning January 1, 1998 and for each year thereafter, Mr. Rubel is entitled to designate a percentage of his total compensation, not to exceed 40%, to be credited to the deferred account. The balance credited to the deferred account vests at the rate of 20% per year beginning on December 31, 1993 and on December 31 of each year thereafter. After December 31, 1997, Mr. Rubel will have a fully vested interest in all amounts credited to the deferred account. If the Company terminates the agreement prior to its expiration without "cause" and for other than the death or disability of Mr. Rubel, or Mr. Rubel terminates the agreement for "good reason," the Company is obligated to pay Mr. Rubel a lump sum equal to (a) the present value of the then current base salary for a period of five years and (b) the balance of the deferred account, whether or not such amount had fully vested, plus an amount equal to five times the then current annual amount that the Company would have been obligated to credit to the deferred account. The agreement prohibits Mr. Rubel from competing with the Company for a period of one year after termination of his employment. The agreement also contains standard provisions requiring Mr. Rubel to assign inventions to the Company and to keep the Company's proprietary information confidential.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The functions of the Compensation Committee of the Board of Directors are to
(i) establish overall compensation policies for the Company that are consistent with and linked to the Company's strategic objectives; (ii) assess the performance of executive officers in developing and executing the Company's strategic objectives; (iii) ensure that executive compensation is appropriate in light of both individual and Company performance; and (iv) make recommendations to the Board of Directors concerning the compensation of the Company's executive officers, as well as other key employees.

    The purposes of the Company's executive compensation policy as established by the Compensation Committee are to attract, motivate, retain and reward executive officers and other key personnel who will consistently produce superior results over the long term to provide value to the Company's shareholders. The overall executive compensation program of the Company is designed to (i) foster a "team" approach wherein officers and key employees with differing functional responsibilities work together to achieve the Company's overall strategic objectives; (ii) create a performance-based environment with variable compensation based upon the achievement of annual and long-term business results; (iii) focus management on maximizing shareholder value through stock-based compensation aligned with shareholder returns; (iv) provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in the Company's performance over time; and (v) ensure that the Company's compensation program is competitive in the Company's industry.

    Consistent with these objectives, the Company's executive compensation program was substantially revised in 1994 around three basic elements:

    - Base salary compensation

    - Annual incentive compensation

    - Stock-based compensation

    In 1994 the base salary for all of the executive officers (other than Darrell Rubel, whose compensation was reviewed and established as part of a long-term employment agreement entered into in 1993 and described above) was reviewed and modified based on a number of considerations, including: (i) each executive's experience, level of responsibility and performance; (ii) salaries for comparable positions within similar companies in the industry; and (iii) internal comparability considerations. The comparable companies selected by the Company included publicly traded long-haul truckload carriers. This review by the Compensation Committee resulted in substantial increases in base salary for each of the executive officers from 1993 to 1994. Prior to the foregoing review, the Compensation Committee believed that the Company was at the low end of executive compensation among the comparable companies, and now believes that, particularly after consideration of its revised performance-based bonus program, the Company is near the median in executive compensation among the comparable companies. The Compensation Committee did take into account the performance of the comparable companies in establishing the Company's executive compensation program. The increase in base salary for Mr. Randolph L. Marten in 1994 reflects, in addition to the considerations described above, superior performance in assuming the duties of chief executive officer following the death of Roger R. Marten in 1993. Base salaries were maintained at 1994 levels in 1996.

    The Company substantially revised its executive bonus program in 1994, and modified it again more modestly in 1995 to be effective in 1996, in order to tie bonus compensation to: (i) specific performance objectives for the Company, including achievement of specific operating margin, return on assets (formerly return on equity) and revenue growth objectives; (ii) overall executive team performance; and (iii) individual performance objectives. Under this program, executives are eligible to receive a bonus of up to 50% (increased from 25% as was effective for 1995) of base compensation if the performance objectives are achieved and potentially more if the performance objectives are exceeded. Each executive officer is entitled to an additional bonus of up to 10% of base compensation based on achievement of certain individual performance objectives to be determined on an annual basis in connection with performance reviews. The individual performance objectives are to be primarily measurable and tied to the Company's strategic objectives. The executive bonus program does not become effective unless the Company achieves at least a 10% increase in pre-tax earnings from the prior year.

    The third element of the Company's executive compensation program is stock-based compensation, designed to further align executive compensation with maximizing shareholder value. In the past, the Company's executive officers have been granted, on the date of their initial election as an executive officer, an option to purchase 15,000 shares of Common Stock at fair market value on the date of the grant. These options become exercisable with respect to 20% of the shares subject to the option on each of the first five anniversary dates of the grant date. With the adoption of the 1995 Stock Incentive Plan, the Compensation Committee intends to make greater use of stock options in order to provide a more meaningful opportunity for stock ownership and greater incentive for the Company's executives to manage the Company from the perspective of an equity owner. The size of option grants to each executive officer will be discretionary, based on current levels of responsibility and performance, and based on perceived future potential.

    The Compensation Committee believes that its approach to executive compensation described above will provide competitive base compensation, establish strong incentive to achieve the Company's strategic objectives, and align the interests of the executives with those of the shareholders.

                                          Larry B. Hagness
                                          Thomas J. Winkel
                                          Jerry M. Bauer

                                          Members of the Compensation Committee

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Market Index and the SIC code 4213 (trucking, except local) line-of-business index prepared by Media General Financial Services over the same period. The graph assumes the investment of $100 in the Company's common stock, the Nasdaq Market index and the line of business index on December 31, 1991, and reinvestments of all dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MARTEN TRANSPORT, LTD.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

         COMPANY              1991        1992       1993       1994       1995       1996
-------------------------     -----     ---------  ---------  ---------  ---------  ---------
Marten Transport, Ltd.            100      146.67     250.00     266.67     220.00     183.33
Industry Index                    100      122.28     138.51     133.17     112.90     106.65
Broad Market                      100      100.98     121.13     127.17     164.96     204.98

                              CERTAIN TRANSACTIONS

    The Company's facility in Ontario, California is leased by the Company from R&R Properties, a sole proprietorship owned by Randolph L. Marten, under a 5-year lease dated November 29, 1994. The Company made rental payments to R&R Properties totaling $126,000 in the year ended December 31, 1996.

    The Company maintains deposits in Chetek State Bank and Bank of Barron, which are subsidiaries of BCB Bancorp, Inc. ("BCB"). On February 1, 1994, BCB became a wholly owned subsidiary of Northwest Wisconsin Bancorp, Inc. ("NWB"), which is solely owned by Darrell D. Rubel. Prior to February 1, 1994, Darrell D. Rubel and the estate of Roger R. Marten had each owned 50% of the stock of BCB. Darrell D. Rubel is a director of BCB and NWB.

    Jerry M. Bauer is the President and a stockholder of Bauer Built, Incorporated ("BBI"), which supplies the Company with surplus used tire casings, new and retreaded tires, related tire services, and petroleum products. Merchandise and services BBI supplies to the Company are billed either directly or through national account programs, and the terms on which BBI supplies the Company with these products and services and the terms on which BBI supplies other companies with these products and services are substantially similar. Other than any benefit derived as a result of holding stock in BBI, Mr. Bauer receives no compensation or other benefit as a result of BBI's business with the Company.

    The Company believes that the above transactions are at rates and on terms which are no less favorable than could have been obtained from unaffiliated third parties.

                       SELECTION OF INDEPENDENT AUDITORS
                                   PROPOSAL 2

    The Board of Directors has approved the selection of Arthur Andersen LLP as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 1997, and to perform other appropriate accounting services. Arthur Andersen LLP has acted as independent auditors of the Company since July 1986.

    Although it is not required to do so, the Board of Directors wishes to submit the selection of Arthur Andersen LLP to the shareholders for ratification. The Board recommends a vote FOR ratification of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1997. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of Arthur Andersen LLP. If the selection of Arthur Andersen LLP is not ratified, the Board of Directors will reconsider its selection.

    The Company has requested and expects a representative of Arthur Andersen LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the

Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year ended December 31, 1996, the Company's directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

    Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by the Company on or before December 13, 1997.

                                 OTHER BUSINESS

    The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this Notice of Annual Meeting and Proxy Statement. The Annual Report describes the financial condition of the Company as of December 31, 1996.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO EACH PERSON WHO IS A STOCKHOLDER OF THE COMPANY AS OF MARCH 26, 1997, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE SENT TO: MARTEN TRANSPORT, LTD., 129 MARTEN STREET, MONDOVI, WISCONSIN 54755, ATTENTION: DARRELL D. RUBEL EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

                                          /s/ Randolph L. Marten

                                          Randolph L. Marten
                                          CHAIRMAN OF THE BOARD,
                                            PRESIDENT AND CHIEF OPERATING
                                          OFFICER

                                                                     Appendix A

                                MARTEN TRANSPORT, LTD.
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints RANDOLPH L. MARTEN and DARRELL D. RUBEL, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Marten Transport, Ltd. held of record by the undersigned on March 26, 1997, at the Annual Meeting of Stockholders to be held on May 13, 1997, and at any adjournments thereof.

                                                                                                                  PLEASE MARK  /X/
                                                                                                                  YOUR VOTE AS
                                                                                                                  INDICATED IN
                                                                                                                  THIS EXAMPLE
1. ELECTION OF DIRECTORS

         FOR                 AGAINST             (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    all nominees           all nominees           STRIKE A LINE THROUGH THE NOMINEE'S NAME.)
 listed to the right    listed to the right
  (except as marked                              RANDOLPH L. MARTIN       DARRELL D. RUBEL         LARRY B. HAGNESS
   to the contrary)                              THOMAS J. WINKEL         JERRY M. BAUER
         / /                   / /

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT   3. In their discretion, the Proxies are authorized to
   AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.       vote upon such other business as may properly come
                   FOR       AGAINST     ABSTAIN                               before the meeting.
                   / /         / /         / /
                                                                                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                                    VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                    UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS
                                                                                    MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2
                                                                                    AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE.
                                                                                    Please sign exactly as name appears below.
                                                                                    When shares are held by joint tenants, both
                                                                                    should sign. When signing as attorney,
                                                                                    executor, administrator, trustee or guardian,
                                                                                    please give full title as such.  If a
                                                                                    corporation, please sign in full corporate name
                                                                                    by President or other authorized officer.  If a
                                                                                    partnership, please sign in partnership name by
                                                                                    authorized person.

                                                                                    Dated                                    , 1997
                                                                                         ------------------------------------

                                                                                    -----------------------------------------------
                                                                                                        Signature

                                                                                    -----------------------------------------------
                                                                                                 Signature if held jointly

                                                                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
